Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SCBT Financial Corporation (“the Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert R. Hill, Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. paragraph 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2007

/s/ Robert R. Hill, Jr.
Robert R. Hill, Jr.
President and
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of the written statement required by Section 906, has been provided to SCBT Financial Corporation and will be retained by SCBT Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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